UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2006
The Timken Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(330) 438-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 3, 2006, The Timken Company (the “Company”) appointed J. Ted Mihaila to the position of senior vice president and controller (principal accounting officer) effective as of December 1, 2006. Mr. Mihaila has served as controller of the Company’s Industrial Group since 2000, as well as vice president — new business development of the Company since October 2006. Mr. Mihaila has served the Company in various capacities since he joined the Company in 1975. A copy of the press release announcing Mr. Mihaila’s appointment is filed as Exhibit 99.1 hereto.
     The Company will enter into a severance agreement (the “Severance Agreement”) with Mr. Mihaila in the form that the Company has entered into with certain of its other officers. Under the Severance Agreement, if certain events occur, such as termination of Mr. Mihaila’s employment by the Company due to a Change in Control of the Company (defined in the Severance Agreement to be generally the acquisition of 30% or more of the combined voting power of the voting stock of the Company), or resignation or retirement of Mr. Mihaila during the three-year period following a Change in Control and as a result of a significant reduction in Mr. Mihaila’s responsibilities, position, offices or salary, or certain changes in incentive payments or benefits, Mr. Mihaila will be entitled to receive a payment in an amount, grossed up for any excise taxes payable by Mr. Mihaila, equal to one and one-half times Mr. Mihaila’s annual base salary and annual incentive compensation. Mr. Mihaila would also receive a supplemental pension benefit as well as certain benefits under the Company’s Savings and Investment Pension Plan (the "SIP Plan") and Post-Tax Savings and Investment Pension Plan (the"Post-Tax SIP Plan"). Mr. Mihaila would also be eligible to continue to be covered by the Company’s health and welfare benefit plans for a certain period of time following the termination.
     If the Company terminates Mr. Mihaila, other than (i) for cause (defined in the Severance Agreement as due to criminal activity or willful misconduct or gross negligence in the performance of Mr. Mihaila’s duties) or (ii) in connection with a Change in Control, Mr. Mihaila will be entitled to receive a payment in an amount, grossed up for any excise taxes payable by Mr. Mihaila, equal to Mr. Mihaila’s annual base salary and annual incentive compensation. Mr. Mihaila would also be eligible to continue to be covered by the Company’s health and welfare benefit plans for a certain period of time following the termination.
     The summary of the Severance Agreement is qualified in its entirety by reference to the form of the Severance Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.
     The Company will also enter into an Employee Excess Benefits Agreement with Mr. Mihaila under its Supplemental Executive Retirement Program for Executive Officers (“SERP”) in the form that the Company has entered into with certain of its other officers. Supplemental retirement income benefits under the SERP will be calculated using a target benefit of 60% of Final Average Earnings, offset by any defined benefit payments provided by the Company and the aggregate earnings opportunity provided by any Company contributions under its core defined contribution program, its SIP Plan and the Post-Tax SIP Plan. The supplemental benefit will vest after five years of service as an officer of the Company, with normal retirement being considered as of age 62. Early retirement at age 55 with at least 15 years of Company service will be available, but will include a 4% reduction in benefits per year for each year of early retirement prior to reaching age 62. To receive 100% of the supplemental benefit, the officer must have at least 10 years of Company service.
     The summary of the Employee Excess Benefits Agreement is qualified in its entirety by reference to the form of Employee Excess Benefits Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Number	Exhibit

10.1	Form of Severance Agreement was filed on June 9, 2006 with Form 8-K (Commission File No. 1-1169) and is incorporated herein by reference.

10.2	Amended form of Employee Excess Benefits Agreement was filed on August 6, 2004 with Form 10-Q (Commission File No. 1-1169) and is incorporated herein by reference.

99.1	Press release, dated November 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 9, 2006

THE TIMKEN COMPANY
By /s/ William R. Burkhart
Name:	William R. Burkhart
Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Number	Exhibit

10.1	Form of Severance Agreement was filed on June 9, 2006 with Form 8-K (Commission File No. 1-1169) and is incorporated herein by reference

10.2	Amended form of Employee Excess Benefits Agreement was filed on August 6, 2004 with Form 10-Q (Commission File No. 1-1169) and is incorporated herein by reference.

99.1	Press release, dated November 6, 2006